Capital Markets Derivative Operations
38 Fountain Square MD 10903G
Cincinnati, OH 45263
Phone: 855-615-3522

Date: February 05, 2019

To: GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, L.P.

Attention: Trevor Drummond
Phone: 949-270-9200
Email: TDRUMMOND@AHINVESTORS.COM

Attention: Charlynn Diapo
Phone: 949-270-9200
Email: cdiapo@ahinvestors.com

Attention: Teresa Martinez
Phone: 949-270-9200
Email: tmartinez@ahinvestors.com

Attention: Brian Peay
Phone: 949-270-9204
Email: bpeay@ahinvestors.com

USI: 1030451071FITB49301RA43499542900000000000

Re: Interest Rate Swap 49301

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between FIFTH THIRD BANK ("Party A") and GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, L. P. ("Party B") on the Trade Date specified below ("Transaction"). This letter constitutes a "Confirmation" as referred to in the Agreement specified below.

1. Each Transaction entered into under this Confirmation will be subject to, and governed by the provisions of, the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., not including subsequent amendments or supplements (the "Definitions"). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

2. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of January 02, 2019, as amended and supplemented from time to time (the "Agreement"), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between the Agreement and this Confirmation, this Confirmation will govern.

3. Each party represents and warrants to the other party as follows:

a) Such party is fully informed of and capable of evaluating, and has evaluated, the potential financial benefits and risks, the tax and accounting implications, the appropriateness in light of its individual financial circumstances, business affairs, and risk management capabilities, and the conformity to its policies and objectives, of this Transaction.

b) Such party has entered into this Transaction in reliance only upon its own judgment. Neither party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other party as to whether or not it should enter into this Transaction, and neither party shall have any liability whatsoever in respect of any advice of such nature given, or views expressed, by it or any such persons to the other party, whether or not such advice is given or such views are expressed at the request of the other party.

c) Such party has entered into this Transaction not for the purpose of speculation.

4. Please acknowledge your agreement to the terms hereof by delivering back to Fifth Third an executed version of this Confirmation. If you do not return an unaltered, fully-executed version of this Confirmation to Fifth Third within 3 business days of the date of your receipt of this Confirmation, you shall be deemed to have accepted the terms hereof as set forth herein.

5. The terms of the particular Transaction to which this Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap
Payment Currency:	USD
Notional Currency:	USD
Notional Amount:	58,800,000.00

Term:

Trade Date:	February 05, 2019
Effective Date:	February 11, 2019
Termination Date:	November 19, 2021, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, L.P.
Fixed Rate Calculation Periods:	From and including the tenth (10th) day of each month to but excluding the tenth (10th) day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Rate Payment Date:	Monthly on the tenth 10th day of each month commencing on March 11, 2019, through and including November 19, 2021, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Rate:	2.491000%
Fixed Rate Day Count Fraction:	Act/360
Fixed Rate Business Day Convention:	Modified Following
Fixed Rate Business Days:	London and New York

Floating Amounts:

Floating Rate Payer:	FIFTH THIRD BANK
Floating Rate Calculation Periods:	From and including the tenth (10th) day of each month to but excluding the tenth (10th) day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate Payment Date:	Monthly on the tenth 10th day of each month commencing on March 11, 2019, through and including November 19, 2021, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate Day Count Fraction:	Act/360

Floating Rate Business Day Convention: Modified Following

Floating Rate Business Days: London and New York

Floating Rate for Initial Calculation Period: TBD

Floating Rate Option: USD-LIBOR-BBA, provided however, for purposes of this Transaction, Section 7.1 (ab)(xxii) and (ab)(xxv) of the ISDA Definitions 2006 shall be amended and restated by deleting the references contained therein to "Two London Banking days" and replacing with "Two London and New York Banking Days".

Floating Rate Option Designated Maturity: 1 Month (No interpolation.)

Floating Rate Spread: None

Floating Rate Compounding: Inapplicable

Floating Rate Method of Averaging: None

Floating Rate Reset Dates: First day of each Floating Rate Calculation Period, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Rounding Convention: 5 decimal places per the ISDA definition.

Calculation Agent: As referenced in ISDA Schedule 4(e)

Payment Instructions: Payment to Party A shall be made in immediately available funds to:

Int Settle Acct Name: Fifth Third Bank CM
Int ABA: 042000314
Int Acct #: 7024699832
Attention: Capital Markets Derivatives Operations

Payment to Party B shall be made in immediately available funds to:

Ext Settle Acct Name:
Ext ABA:
Ext Acct #:

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer execute this Confirmation and returning it to the Capital Markets Derivatives Group at Fifth Third Bank (Fax no. 513-534-3461) or (email: IRD.CapitalMarkets@53.com).

Yours Truly,
FIFTH THIRD BANK

By: [signature]

Name: Sirli Randpere

Title: Vice President

GRIFFIN-AMERICAN HEALTHCARE REIT IV HOLDINGS, L.P.

By: [signature]

Name: Danny Prosky

Title: President + COO